                                                                   EXHIBIT 10.20

                             CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT, dated as of July 28, 1995, is by and between NORTH AMERICAN TECHNOLOGIES GROUP, INC., a Delaware corporation (the "Company"), and JOHN W. PARROTT ("Consultant").

                                   Recitals

     The parties hereto have entered into that certain Employment Agreement (the "Employment Agreement"), dated as of February 7, 1995, in connection with which the Company employs Consultant, and Consultant serves the Company, as its Chairman of the Board. Consultant also serves as a director of the Company.

     The parties hereto have also entered into that certain Stock Option Agreement (the "Stock Option Agreement"), dated as of February 7, 1995, in connection with which the Company has issued to Consultant options to acquire an aggregate of 400,000 shares of common stock, par value $.001 per share ("Common Stock"), of the Company, at an exercise price of $2.50 per share, a portion of which options vest during the month of March in of each of the years 1996 - 1999. In addition, Consultant currently has outstanding options to acquire an additional 300,000 shares of Common Stock at a purchase price of $1.25, all or a portion of which options are currently vested and all of which options shall be fully vested on the date hereof, which options are not currently subject to a written agreement between the Company and Consultant (the "300,000 Options").

     The Company desires to engage Consultant, and Consultant desires to serve the Company, as an independent consultant to the Company to provide certain consulting services as set out in this Agreement and on the terms and conditions of this Agreement. In connection therewith, the parties desire to terminate the Employment Agreement and amend the Stock Option Agreement, to reduce to writing the provisions earlier agreed to between the Company and Consultant with respect to the 300,000 Options, to cause Consultant's employment as Chairman of the Board and his serving as a director of the Company to terminate and to enter into certain other agreements, all as set forth in, and on the terms and conditions of, this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

     1.  Engaging of Consultant; Responsibilities.

     (a) Upon the terms and conditions of this Agreement, the Company hereby engages Consultant, and Consultant hereby agrees to serve the Company, as an independent consultant to the Company to perform the Consulting Services set out in Section 1(b) below for and on behalf of the Company, upon the terms and conditions of this Agreement.
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     (b) During the Term (as defined below) of this Agreement, Consultant shall, in the capacity of an independent contractor, act as a consultant and advisor to the management of the Company, and in connection therewith, upon the reasonable written request of the Company from time to time, Consultant shall furnish his good faith assistance, advice, judgment, knowledge and information to the Company relating to or in connection with:

     (i) any litigation or potential litigation, arbitration or other claim, controversy or dispute involving the Company that exists or existed on or before the date hereof, including without limitation any of the same relating to the matters generally referred to by the Company as or involving: (1) Biotrace, (2) Jim Impero, (3) Tom Reid, (4) Jim/Ewan Cannon, (5) Pierre Grotz, (6) Katlor, (7) Universal Remediation (Defiglio), (8) Canadian Crude, (9) Euroscotia and (10) any other such matter expressly referenced in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

     (ii) the transition of current management and the newly-appointed or elected directors and officers of the Company into such positions; and

     (iii) such other special projects, including without limitation, additional financings and special management/personnel, client/customer/supplier and other business matters as are reasonably requested by the Company and agreed to by Consultant.

Such services and duties are referred to in this Agreement as the "Consulting Services."

     (c) Consultant shall devote, from time to time as reasonably requested by the Company, the number of hours that are reasonably necessary to perform the Consulting Services that are assigned to him. Consultant agrees that during the Term of this Agreement, the Company shall have first call on Consultant's services; provided, however, that in any month during which Consultant provides more than 100 hours of Consulting Services, then Consultant shall have no obligation to provide any additional Consulting Services described under Sections 1(b)(ii) or 1(b)(iii). Consultant agrees to perform such Consulting Services promptly upon a reasonable written request by the Company and to do the same in accordance with the provisions of this Section; provided, however, that in the event Consultant has a non-cancelable prior commitment preventing him from immediately performing such services and duties, he shall perform such Consulting Services as soon as practicable.

     2. Compensation. In exchange for and as full payment for Consultant's performance of the Consulting Services and his performance of Consultant's other agreements and covenants set forth in this Agreement, the Company agrees to and shall:

     (a) Pay to Consultant (i) on the date hereof $4,253.85 (which shall represent unpaid amounts due Consultant as an employee of the Company, less customary withholdings and federal/state payroll and other taxes, and the amount due Consultant in connection with his performance of Consulting Services under this Agreement for the month of July 1995), and (ii) $15,000 per month during each of the months of August 1995 through and including December, 1995, such August-December monthly amount to be paid to Consultant during each such month in two semi-monthly payments of $7,500 each, the first such semi-monthly payment to be due and payable on the 15th calendar day of each such month, and the second such semi-monthly payment to be due and payable on the last calendar day of the month (or if either such day is not a business day, then on the next succeeding business day);

     (b) Pay to Consultant a lump sum amount of $250,000, such amount to be paid to Consultant on or before December 31, 1995;

     (c) Pay to Consultant a lump sum bonus in the amount of $75,000 relating to certain prior services rendered by Consultant to the Company, such payments to be paid by the Company as follows: (i) $25,000 of such amount shall be paid to Consultant on or before August 4, 1995, and (ii) the remaining $50,000 of such amount shall be paid to Consultant on or before the earlier to occur of December 31, 1995, or the fifth (5th) business day following the consummation of a financing transaction in which the Company receives net cash proceeds of not less than $2 million from the sale by the Company of shares of its Common Stock or its other securities, or any combination thereof, or from any other financing sources (other than any proceeds received by the Company from Thor Ventures, L.C., Gaia Technologies, Inc. or their affiliates as repayment of amounts loaned or otherwise extended, from time to time, to any such party by the Company);

     (d) Promptly reimburse Consultant for all reasonable, documented out-of-pocket costs and expenses incurred by Consultant in connection with his performance of the Consulting Services during the Term of this Agreement in accordance with the Company's standard policies relating to reimbursement of costs and expenses, which costs and expenses shall include, without limitation, long-distance telephone charges incurred on behalf of the Company (provided, however, that the Company shall not be obligated to pay any other cellular or other telephone equipment rental charges, monthly services charges or other similar charges, other than the monthly charges incurred during the Term of this Agreement relating to the dedicated NATK telephone and fax lines in Phoenix, Arizona currently used by Consultant for Company-related matters). Any travel on behalf of the Company shall be pre-approved by the Company. Further, in the event any particular cost or expense shall exceed $500, it shall be a condition to the Company's obligation to reimburse Consultant for such cost or expense that Consultant shall have secured the general approval of the Company to the incurrence of such cost or expense prior to the time he incurs the same, which approval the Company shall not unreasonably withhold. The Company further agrees to promptly reimburse Consultant for all costs and expenses incurred by Consultant prior to the date hereof by or on behalf of the Company in accordance with the Company's standard policies relating to reimbursement of costs and expenses, which costs and expenses shall include, without limitation, the costs of his air fare, hotel and incidental, related out-of-pocket expenses incurred in connection with his travel to Houston, Texas, from Phoenix, Arizona on or about July 26-27, 1995;

     (e) During the Term of this Agreement through and including December 31, 1995, continue to reimburse Consultant in the same amounts and at the same times for the health and dental policy with respect to which the Company currently reimburses Consultant;

     (f) Execute and deliver to Consultant on the date hereof, a bill of sale, in form reasonably acceptable to Consultant, evidencing the sale and conveyance by the Company of any and all of its interest in any and all office furniture, equipment and supplies (including without limitation any of the same owned by the Company in the desk, chair(s), computer equipment, telefax machine and other office equipment) (it being understood that no representation or warranty is being made in this document that any of the same, other than certain computer and computer-related equipment, was purchased by the Company) currently located in Consultant's Phoenix, Arizona, office and/or home; provided, however, that Consultant agrees to provide to the Company in a reasonably timely manner a copy of all files and computer-stored data included in the foregoing, at the expense of the Company.

All payments required to be paid in this Section shall be made by good and sufficient check written off the accounts of the Company.

     3. Term. The term of this Agreement ("Term") during which the Consultant shall provide the Consulting Services shall begin on the date first above written, and shall continue until, and terminate on, December 31, 1995; provided, however, that:

     (a) Consultant shall have the right to immediately terminate his obligation to perform the Consulting Services in the event that the Company fails to pay to Consultant in full and in a timely manner any payment due Consultant under this Agreement, so long as Consultant has provided the Company with written notice identifying the payment that has not been so paid, and the Company fails to pay such amount on or before the fifth (5th) day following receipt of such notice;

     (b) Company shall have the right to immediately terminate its obligations under this Agreement in the event that Consultant:

     (i) willfully refuses to follow a written request of the Company made during the Term of this Agreement that he provide Consulting Services in accordance with the provisions of this Agreement, unless Consultant's refusal is based on his good faith belief that to follow such written order would constitute a violation of any fiduciary duty he may have to the Company or a violation of any applicable law, rule or regulation or such written request is outside the scope of the obligations or duties of Consultant as set forth in
Section 1 of this Agreement; or

     (ii) continually fails to perform his duties under this Agreement (except due to Consultant's incapacity as a result of physical or mental illness) during the Term of this Agreement for a period of at least ninety (90) consecutive days after written notice is delivered to Consultant from the Board of Directors of the Company specifically identifying the manner in which Consultant has failed to perform his duties.

For purposes of Section 3(b) (i) and (ii), no act, or failure to act, on Consultant's part shall be deemed 'willful" unless done, or omitted to be done, by Consultant in bad faith. For purposes of Section 3(a) and this Section 3(b), a written request or a written notice shall require notice to be sent to the receiving party by nationally recognized air courier service or U.S. certified mail, postage prepaid, return receipt requested; and

It is further understood and agreed that no action or failure to act by Consultant as an officer, director or representative of the Company or any of its affiliates or subsidiaries prior to the date of this Agreement shall constitute a default hereunder or otherwise entitle the Company to terminate this Agreement or constitute a basis for denying performance of any obligation of the Company (other than the obligations of the Company set out in Section 8 hereof) hereunder.

     (c) Upon the reasonable advance written request of the Company, Consultant agrees to provide Consulting Services during the calendar year 1996 for up to five (5) days per month, and in exchange therefor, the Company shall pay Consultant $1,000 per day of Consulting Services so requested by the Company and provided by Consultant, and shall reimburse Consultant for all costs and expenses incurred by Consultant in connection therewith in accordance with the terms and provisions of Section 2(d) of this Agreement (other than the monthly charges for the NATK dedicated telephone and fax lines). The parties agree to negotiate in good faith as to the particular days, if any, during which such Consulting Services shall be provided.

     4. Independent Contractor. It is expressly understood and agreed that Consultant shall act exclusively as an independent contractor in the undertaking of all Consulting Services under this Agreement, and that, in connection with this Agreement and the Consulting Services, no employee-employer relationship shall exist between the Company and Consultant. Accordingly, and without limiting the generality of the foregoing:

     (a) Consultant shall have no right to be covered under any of the employee benefit plans or programs maintained by the Company for its employees (except as otherwise expressly provided in this Agreement or otherwise agreed to in writing on or after the date hereof by the parties hereto);

     (b) The Company shall have no responsibility to withhold from Consultant's consultation fees any federal income tax withholding, Social Security taxes, unemployment taxes or other taxes or amounts required to be withheld from the compensation of employees under any applicable local, state or federal law, rule or regulation; provided, however, that (i) such applicable amounts shall be withheld with respect to the payments due Consultant as provided in Sections 2(b) and 2(c) (and provided further that the Company agrees to withhold the percentage of such payments to be withheld as is selected/elected by Consultant to the extent permitted by law); and (ii) the Company shall provide to Consultant in a timely manner one or more Forms W-9 or other applicable form required by the Internal Revenue Service to evidence his performance of the Consulting Services and the payments by the Company under this Agreement; and

     (c) In connection with his performing the Consulting Services, Consultant shall have no express or implied authority to enter into, and Consultant shall not enter into, any written or oral contract, agreement, undertaking or other arrangement or understanding on behalf of the Company that would bind the Company in any way except to the extent he is specifically and expressly authorized in writing to do so by the Board of Directors or President of the Company.

     5. Resignation. Consultant hereby agrees to execute and deliver to the Company, contemporaneously with the execution and delivery of this Agreement, the letter of resignation attached to this Agreement as Exhibit A and made a part hereof. In addition, Consultant agrees, upon the request of the Company, to resign from any other position as an officer, director or employee of the Company or any of its affiliates, and to assist the Company in appointing or electing other officers or directors (as requested by the Company) of any such affiliate as to which Consultant currently serves as a director. Consultant also agrees to use good faith efforts and to take all reasonable actions within his control: (a) to cause Consultant to remain as a director and officer of North American Environmental Group, Inc. until the Company completes an acquisition, whether through a merger, subsidiary merger or other form of acquisition, of all shares of capital stock of North American Environmental Group, Inc. and (b) to assist the Company, as the Company may request, in completing such acquisition (so long as such assistance does not require Consultant to incur any out-of-pocket expenses not reimbursed by the Company), the obligations included in clauses (a) and (b) of this sentence to survive the termination of this Agreement and to continue until December 31, 1995.

     6. Termination of Employment Agreement; Amendment of Stock Option Agreement; Agreement Relating to 300,000 Options; and Certain Matters Relating to Euroscotia.

     (a) By their execution of this Agreement, the parties hereto hereby terminate in full, and agree that (notwithstanding any provision therein to the contrary) neither party shall have any further or continuing obligation or right under or with respect to, the Employment Agreement, as such document may have been amended or modified on or before the date hereof, and to the extent of any obligation or right that arises or continues thereunder upon termination of such Employment Agreement, the party entitled to enforce the same hereby waives forever compliance with such obligation and any such right and releases forever the other party from the obligations under such Employment Agreement.

     (b) By their execution of this Agreement, the parties hereto hereby amend the Stock Option Agreement such that, notwithstanding any provision of the Stock Option Agreement to the contrary (including without limitation the provisions of Section 1(b) thereof), the Options scheduled to vest during the months of March 1996 and March 1997 in favor of Consultant (relating to an aggregate of 200,000 shares of Common Stock at a purchase price of $2.50 per share) shall instead vest on December 31, 1995, and shall be exerciseable for a period beginning on December 31, 1995 and ending on December 31, 2000 (such period constituting the "Option Period" under the Stock Option Agreement); provided, however, that such Options to acquire such 200,000 shares shall vest only in the event that, on or before December 31, 1995, either Consultant or an entity other than the Company shall have transferred to an affiliate of, or a party related to or represented/advised by, Pierre Grotz, 100,000 shares of Company Common Stock for the purpose of resolving the current controversy involving Goldspinners, Inc., Mr. Grotz and certain parties commonly referred to by the Company as the "Nycal-related parties." In addition, in the event the Company decreases the $2.50 per share exercise price of any of those certain options to acquire shares of Company Common Stock that were granted by the Company to various Company management personnel and approved by the Board of Directors of the Company by written consent dated as of March 6, 1995, then the $2.50 per share at which the options described in this Section 6(b) are exerciseable shall automatically, and without further action on the part of the Company or Consultant, be decreased in a corresponding and same amount.

     (c) The Company and Consultant hereby agree to execute and deliver to each other, contemporaneously with the execution and delivery of this Agreement, the Stock Option Agreement attached to this Agreement as Exhibit B and made a part hereof, to evidence the agreement of the parties hereto with respect to the 300,000 Options.

     (d) By its execution of this Agreement, as between the Company, on the one hand, and that group consisting of Thom Robinson, John W. Parrott, Lee Smith, Carl Davies, James Impero, Brad Youmans and Norman Brewster (collectively the "Entitled Parties"), all current/former employees, officers and directors of the Company, on the other hand, the Company hereby waives (in favor of such Entitled Parties) any rights it may have in, to or with respect to receiving any funds that may be due the Company or any of the Entitled Parties in connection with the matters commonly refereed to by the Company as the "Wilson recoveries," which relate to Euroscotia, and the Company agrees to execute whatever documents are reasonably required to confirm such wavier to third parties.
Notwithstanding anything in this Section to the contrary, it is expressly understood and agreed that the Company does not, in any manner, waive any rights it may have against Euroscotia or any other party relating to the liability currently carried on the Company's books and records as a "note receivable" involving Euroscotia.

     7. Confidentiality and Non-Competition Agreements and Covenants of Consultant. During the Term of this Agreement and for a period of five (5) years thereafter, Consultant agrees that he shall not, without prior written consent of the Board of Directors of the Company and except pursuant to and consistent with the order of any court, legislative body or regulatory agency,
(a) engage directly or indirectly (including, by way of example only, as a principal, partner, venturer, employee or agent), nor have any direct or indirect interest, in any business which competes with the Company in any material way, or (b) disclose to any third party, either directly or indirectly, any non-public information regarding the Company's business, customers, financial condition, strategies or operations the disclosure of which could harm the Company in any material way.

Section 7(a) above shall not apply to any investment by Consultant in the stock of a publicly-traded corporation, provided such investment constitutes less than one percent (1%) of the corporation's cumulative voting shares. The provisions of this Section shall not prevent Consultant from contacting investors, brokers, dealers and fund managers in connection with business matters and opportunities not involving the Company and its business so long as Consultant does not otherwise violate the provisions of clauses (a) or (b) hereof in connection therewith.

     8. Indemnification Rights. (a) If during the Term of this Agreement or for a three (3) year period thereafter, Consultant is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that: (i) he was, prior to the date hereof, a director, officer or employee of the Company, (ii) he was, prior to the date hereof, serving at the request of the Company as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or (iii) he was, during the Term of this Agreement, serving as a consultant to the Company or, at the request of the Company, serving as a director, officer or employee of North American Environmental Group, Inc. or any other corporation, partnership, joint venture, trust or other enterprise pursuant to the terms of this Agreement, in any such case, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, employee or consultant, then Consultant shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware (it being understood that Consultant will be treated in a manner similar to a director, officer or employee with respect to the indemnification obligations of Company in Consultant's capacity as a consultant), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment) (the "GCL"), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Consultant in connection therewith, whether occurring before, during or after the Term of this Agreement, and such indemnification shall inure to the benefit of his heirs, executors and administrators; provided, however, that except as provided in this Section, the Company shall indemnify Consultant in connection with a proceeding (or part thereof) initiated by Consultant only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the GCL requires, the payment of such expenses incurred by Consultant in his capacity as a director, officer, employee or consultant (and not in any capacity in which service was or is rendered by Consultant while a director, officer, employee or consultant to any employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of Consultant, to repay all amounts so advanced if it shall ultimately be determined that Consultant is not entitled to be indemnified under this Section or otherwise.

     (b) If a claim under Section 8(a) above is not paid in full by the Company within 30 days after a written claim has been received by the Company, Consultant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and, if successful in whole or in part, Consultant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that Consultant has not met the standards of conduct which made or make it permissible under the GCL for the Company to indemnify Consultant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of Consultant is proper in the circumstances because he has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its stockholders) that Consultant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Consultant has not met the applicable standard of conduct.

     9. Successors. The rights and duties of a party hereunder shall not be assignable by that party; provided, however, that this Agreement shall inure to the benefit of Consultant's heirs, executors and estate upon his death (including, without limitation, the obligation of the Company to pay Consultant all sums due hereunder regardless of his death), and provided further, that this Agreement shall be binding upon and shall inure to the benefit of any successor of the Company, and any such successor shall be deemed substituted for the Company under the terms of this Agreement. The term "successor" as used herein shall include, without limitation, any person, firm, corporation or other business entity which at any time, by merger, purchase or otherwise, acquires all or a substantial portion of the assets or business of the Company.

     10. Attorneys' Fees Upon a Dispute. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the Court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable attorneys' fees incurred therein by such party (including without limitation such costs, expenses and fees on any appeals), and if such successful party shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included as part of such judgment.

     11. Entire Agreement. This Agreement contains the entire agreement between the Company and Consultant as to the terms of Consultant's services in any capacity to the Company and the Company's obligations in connection therewith, and this supersedes all prior written agreements, understandings and commitments between the Company and Consultant relating to any of the same, including without limitation the Employment Agreement. No amendments to this Agreement may be made except by a written document signed by the Consultant and approved in writing by the Company's Board of Directors.

     12. Validity. In the event that any provision of this Agreement is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Agreement.

     13. Section and Other Headings. Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

     14. Notices. Any notice or demand required or permitted to be given under this Agreement shall be made in writing and shall be deemed effective: (a) upon the personal delivery thereof if delivered, (b) if mailed, forty-eight (48) hours after having been deposited in the United States mail, certified, return receipt requested, postage prepaid, and addressed in the case of the Company to the attention of the Board of Directors at the Company's then principal place of business in Houston, Texas, and in the case of the Consultant to his attention at 1021 N. 42nd Street, Phoenix, Arizona 85028, or (c) if transmitted by telecopy or facsimile, upon receipt of confirmation of such transmission, addressed as provided above and transmitted as follows: if to the Company:
(713) 495-3434; and if to Consultant: (602) 494-7606. Either party may change the address (and telecopy/facsimile number) to which such notices are to be addressed by giving the other party notice in the manner herein set forth.

     15. Withholding Taxes and Other Deductions. To the extent required by law, the Company shall withhold from any payments due Consultant under this Agreement any applicable federal, state or local taxes, and such other deductions as are prescribed by law.

     16. Survival of Certain Provisions. The provisions of Sections 5, 6, 7, 8, 9, 10, 14 and 17 shall survive the termination of this Agreement; provided, however, that the provisions of Sections 7, 8 and the last sentence of Section 5 shall survive such termination for the respective periods provided therein.

     17. Applicable Law; Consent to Jurisdiction in Federal Court Located in Harris County, Texas. This Agreement was negotiated and entered into in Houston, Harris County, Texas. This Agreement and the provisions hereof shall be governed by and construed in accordance with the substantive laws of the State of Texas without giving effect to the principles of conflicts of law thereof. The parties hereto hereby consent to the jurisdiction of the Federal courts located in Harris County, Texas, as the exclusive forum to hear and resolve any claim, controversy, dispute or disagreement between the parties relating to the subject matter of this Agreement, and each such party hereby waives any objection such party may have relating to the jurisdiction of such courts over such party or to hear or resolve such claim, controversy, dispute or disagreement.

     18. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which, together shall constitute one and the same instrument, effective as of the date first above written. Facsimile counterparts executed by either party hereto shall be deemed an original for all purposes.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and Consultant has affixed his signature as of the date first written above.

                                   COMPANY:

                                   NORTH AMERICAN TECHNOLOGIES
                                   GROUP, INC., a Delaware corporation

                                   By /s/ Tim B. Tarrillion
                                     -------------------------------------
                                     Tim B. Tarrillion
                                     President and Chief Executive Officer


                                   CONSULTANT:

                                   /s/ John W. Parrott
                                   ---------------------------------------
                                   John W. Parrott

                                   Exhibit A


To:  The Board of Directors of
     North American Technologies Group, Inc.

     I hereby resign, effective as of ______ __. m. on the date written below, as Chairman of the Board and as a director of North American Technologies Group, Inc., a Delaware corporation ("NATK"). I confirm that I do not hold any other executive officer or other employee position of NATK, and that there are no other outstanding written or oral agreements or payment obligations owed to me by NATK, other than as provided in that certain Consulting Agreement, dated as of the date hereof, by and between NATK and the undersigned. To the extent any other such obligation exists (other than as provided in such Consulting Agreement), I hereby release NATK from the performance or payment of the same.

Dated as of July 28, 1995



                                        ----------------------------------
                                        John W. Parrott

                                   Exhibit B

                            STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT ("Agreement"), dated as of July 28,1995, is by and between NORTH AMERICAN TECHNOLOGIES GROUP, INC., a Delaware corporation (the "Company"), and JOHN W. PARROTT ("Optionee").

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Company and the Optionee hereby agree as follows:

     1. Grant of Option; Vesting and Other Provisions. The Company hereby evidences its grant to Optionee of an option (the "Option") to purchase, subject to the terms and conditions hereof, from the Company three hundred thousand (300,000) shares (the "Option Shares") of Common Stock, par value $0.001 per share, of the Company (the "Common Stock"), all of which Option Shares have vested on or before the date hereof (and, to the extent any of the same may not have vested on or before the date hereof, the parties hereby agree that such Option Shares shall be vested on the date hereof). All vested Option Shares shall be exerciseable during the period (the "Option Period") beginning on the date hereof and continuing until and including December 31, 2000 (the "Termination Date"). The exercise price of each such option shall be equal to $1.25 per Option Share. The number of Option Shares and the exercise price per Option Share shall be subject to adjustment from time to time upon the occurrence of certain events as set forth below. The shares of Common Stock or any other shares or other units of stock or other securities or property, or any combination thereof then receivable upon exercise of the Option, as adjusted from time to time, are sometimes referred to hereinafter as "Exercise Shares." The exercise price per share as from time to time in effect is referred to hereinafter as the "Exercise Price." The Option is not an "incentive stock option" as described in Section 422A of the Internal Revenue Code of 1986, as amended.

     2. Exercise of Option. The Option may be exercised, so long as it is then valid and outstanding, from time to time in whole (as to Option Shares then exercisable) or in part, and if in part, on as many occasions during the Option Period as Optionee shall desire, subject to the terms and provisions of this Agreement. The Option may be exercised upon delivery on any business day to the Company at its address set forth below (or such other office of the Company, if any, as shall theretofore have been designated by the Company by written notice to the Optionee) of the following:

     (a) a completed and executed Notice of Option Exercise in the form set forth in Appendix A hereto and made a part hereof; and

     (b) payment of the full Exercise Price for the number of Exercise Shares set forth in the Notice of Option Exercise, in lawful money of the United States of America, by certified check or cashier's check made payable to the order of the Company (or with the consent of the Company, the purchase price therefor may be paid in whole or in part by the delivery to the Company of certificates representing shares of Common Stock held by Optionee, duly endorsed for transfer or accompanied by blank stock, each of which shares shall be valued at a price equal to its then Current Market Value, as defined below).

     3. Issuance of Exercise Shares; Delivery of Stock Certificate. The Company shall, within ten (10) business days (or as soon thereafter as is practicable) of the exercise of this Option, issue in the name of and cause to be delivered to the Optionee (or such other person or persons, if any, as the Optionee shall have designated in the Notice of Option Exercise) one or more certificates representing the Exercise Shares to which the Optionee (or such other person or persons) shall be entitled upon such exercise under the terms hereof. Such certificate or certificates shall be deemed to have been issued and the Optionee (or such other person or persons so designated) shall be deemed to have become the record holder of the Exercise Shares as of the date of the due exercise of this Option.

     4. Exercise Shares Fully Paid and Non-assessable. The Company agrees and covenants that all Exercise Shares issuable upon the due exercise of the Option will, upon issuance of a certificate therefor in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all taxes (other than taxes which, pursuant to this Agreement, the Company shall not be obligated to pay) or liens, charges, and security interests created by the Company with respect to the issuance thereof.

     5. Reservation of Exercise Shares. At the time of or before taking any action which would cause an adjustment pursuant to this Agreement increasing the number of shares of capital stock constituting the Exercise Shares, the Company will take any corporate action which may be necessary in order that the Company have remaining, after such adjustment, a number of shares of such capital stock unissued and unreserved for other purposes sufficient to permit the exercise of all the then vested Options under this Agreement of like tenor immediately after such adjustment. The Company will also from time to time take action to increase the authorized amount of its capital stock constituting the Exercise Shares if at any time the number of shares of capital stock authorized but remaining unissued and unreserved for other purposes shall be insufficient to permit the exercise of the Options under this Agreement then vested. The Company may but shall not be limited to reserve and keep available, out of the aggregate of its authorized but unissued shares of capital stock, for the purpose of enabling it to satisfy any obligation to issue Exercise Shares upon exercise of Options, through the Termination Date, the number of Exercise Shares deliverable upon the full exercise of this Option. At the time of or before taking any action which would cause (pursuant to the provisions of this Section
5) an adjustment resulting in a reduction of the Exercise Price below the then par value (if any) of the Exercise Shares issuable upon exercise of the Options, the Company will take any corporate action which may be necessary in order to assure that the par value per share of the Exercise Shares is at all times equal to or less than the Exercise Price per share and so that the Company may validly and legally issue fully paid and non-assessable Exercise Shares at the Exercise Price, as so adjusted. The Company will also from time to time take similar action if at any time the Exercise Price is below the then par value of the Exercise Shares.

     6. Fractional Shares. The Company shall not be required to issue fractional shares of capital stock upon the exercise of this Option or to deliver stock certificates which evidence fractional shares of capital stock. In the event that any fraction of an Exercise Share would, except for the provisions of this Section 6, be issuable upon the exercise of this Option, the Company shall pay to the Optionee an amount in cash equal to such fraction multiplied by the Current Market Value (as defined herein) of the Exercise Share. For purposes of this subparagraph, the "Current Market Value" shall mean, and be determined, as follows:

     (a) if the type of securities representing the Exercise Shares are traded in the over-the-counter market and not on any national securities exchange and not in the NASDAQ Reporting System, the average of the mean between the last bid and asked prices per share, as reported by the National Quotation Bureau, Inc., or another generally accepted reporting service, for the last business day prior to the date on which this Option is exercised, or if not so reported, the average of the closing bid and asked prices for an Exercise Share as furnished to the Company by any member of the National Association of Securities Dealers, Inc., selected by the Company for that purpose;

     (b) if the type of securities representing the Exercise Shares are listed or traded on a national securities exchange or in the NASDAQ National Market System, the closing price on the principal national securities exchange on which they are so listed or traded or in the NASDAQ National Market System, as the case may be, on the last business day prior to the date of the exercise of this Option. The closing price referred to in this clause (b) shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case, on the national securities exchange on which the Exercise Shares are then listed or in the NASDAQ Reporting System; or

     (c) if no such closing price or closing bid and asked prices are available, as determined in any reasonable manner as may be prescribed by the Board of Directors of the Company.

     7. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the issuance of Exercise Shares upon the exercise of this Option; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any certificates representing the Exercise Shares in a name other than that of the Optionee, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     8. Rights of Optionee. The Optionee shall not, by virtue of anything contained in this Agreement or otherwise, be entitled to any right whatsoever, either in law or equity, of a stockholder of the Company, including without limitation, the right to receive dividends or to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Company or any other matter, with respect to any Exercise Shares prior to the acquisition of such Exercise Shares on the exercise of this Option as provided in this Agreement.

     9. Adjustment of Exercise Shares and Exercise Price. The Exercise Price and the number and kind of Exercise Shares purchasable upon the exercise of this Option shall be subject to adjustment from time to time upon the happening of certain events as provided in this Section 9. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of this Option also shall be subject to adjustment as hereinafter provided.

     (a) In the case the Company shall (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (ii) subdivide or classify its outstanding Common Stock into a greater number of shares or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, classification, combination or reclassification shall be proportionally adjusted so that the Optionee, upon any exercise of this Option immediately thereafter shall be entitled to receive the aggregate number and kind of shares which, if this Option had been exercised by such Optionee immediately prior to such date, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, classification, combination or reclassification. For example, if the Company declares a 2 for 1 stock dividend or stock split and the Exercise Price immediately prior to such event was $5.00 per share, the adjusted Exercise Price immediately after such event would be $2.50 per share. Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) In case the Company shall hereafter issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price per share) less than the current market price of the Common Stock (as defined in the subsection (d) below) on the record date mentioned below, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

     (c) Whenever the Exercise Price payable upon exercise of this Option is adjusted pursuant to the provisions of (a) or (b) above, the number of Exercise Shares purchasable upon exercise of this Option shall simultaneously be adjusted by multiplying the number of Exercise Shares initially issuable upon exercise of this Option by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

     (d) For the purpose of any computation under the subsection above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for 30 consecutive business days before such date. The closing price for each day shall be the last sale price (regular way) or, in case no such reported sale takes place on such day, the average of the last reported bid and lowest reported asked prices as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

     (e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of the provisions of this sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 9 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this section to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section 9 as it, in its sole discretion, shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, classification, reclassification or combination of Common Stock, issuance of warrants or options or other rights to acquire Common Stock or distribution of evidences of indebtedness or other assets (excluding cash dividends) referred to hereinabove in this Section 9 hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

     (f) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of this Option to be mailed to the Optionee, at the address set forth in this Agreement for notice, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this
Section 9, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

     (g) In the event that at any time, as a result of an adjustment made pursuant to this Section 9, the Optionee thereafter shall become entitled to receive any Exercise Shares of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Option shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 9.

     10. Restrictions on Exercise and Transferability. This Option, and the rights of Optionee under this Agreement, shall be exerciseable only by the Optionee or, upon his death or disability, by his estate or any duly appointed guardian, executor, administrator, trustee or other legal representative(s), and shall not be transferred or assigned to any other party other than Optionee's estate upon his death.

     11. Restrictive Legends. So long as an exemption therefrom is then available, the Company shall not be required by the terms of this Agreement to register, under the Securities Act of 1933, as amended (the "Act"), or under applicable state securities laws (together with the Act, the "Securities Laws"), any of the Exercise Shares issued or to be issued upon the exercise of the Option. In addition, in the event that any such Exercise Shares are not so registered, Optionee consents to the placement on the certificate or certificates representing such Exercise Shares a legend or legends to the effect that, among other things, neither such certificate or certificates nor the Exercise Shares evidenced thereby have been registered under any Securities Laws and that no sale, transfer or other disposition thereof or any interest therein may be made or shall be recognized unless in the satisfactory written opinion of counsel for, or satisfactory to, the Company, such transaction would not violate or required registration under such Securities Laws. The Company may also place on such certificate or certificates any other legend it deems necessary or desirable in order to conform to any of the Securities Laws.

     12.  Certain Registration Rights.

     (a) If at any time prior to the Termination Date the Company registers under the Act any shares of Common Stock to be issued to an executive officer of the Company or any of its subsidiaries upon exercise of an option (a "Management Option") to acquire such shares of Common Stock granted in connection with such person's employment with the Company or any of its subsidiaries as an executive officer, then the Company shall offer in writing to Optionee a corresponding right to receive shares of Common Stock that are registered under the Act upon the exercise of any of Optionee's then vested and unexercised shares of Common Stock under this Agreement upon similar terms and provisions as those offered to such other executive officer. In addition, if at any time prior to the Termination Date the Company offers to register any of such other executive officer's outstanding shares of Common Stock that were issued to him upon exercise of a Management Option, then the Company shall offer in writing to Optionee at the same time a corresponding right to cause the Company to register any of the Optionee's then outstanding shares of Common Stock that were issued to him upon exercise of the Option granted under this Agreement. The rights granted in favor of Optionee under this Section 12(b): (i) shall be as equal in nature to the rights granted in favor of such other executive officer as is reasonably practicable, (ii) shall relate to a proportionate number of Optionee's shares of Common Stock as the Board of Directors of the Company deems reasonable and (iii) shall be subject to such other reasonable terms and conditions as the Board of Directors of the Company may then impose.

     13. Notices. All notices or other communications under or relating to this Agreement shall be in writing and shall be deemed to have been given if delivered by hand or mailed by certified mail, postage prepaid, return receipt request, addressed as follows:

     If to the Company:    North American Technologies Group, Inc.
                           9818 Wilcrest
                           Houston, Texas  77099
                           Attention:  Corporate Secretary

     If to the Optionee:   John W. Parrott
                           1021 N. 42nd Street
                           Phoenix, Arizona 85028

     Either of the Company or the Optionee may from time to time change the address to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Section.

     14. Amendments. This Agreement may be amended or supplement only by a writing signed by both parties hereto.

     15. Successors and Assigns. Subject to the provisions of Section 10 hereof, this Agreement shall inure to the benefit of and be binding on the respective successors, assigns and legal representatives of the Optionee and the Company.

     16. Severability. If for any reason any provision, paragraph or terms of this Agreement is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all terms, provisions and Sections of this Agreement shall be deemed to be severable.

     17. Governing Law. To the full extent controllable by stipulation of the Company and Optionee, this Agreement shall be interpreted and enforced under Texas law.

     18. Headings. Headings used herein are included herein for convenience of reference only and shall not affect the construction of this Agreement or constitute a part of this Agreement for any other purpose.

     19. Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument, effective as of the date first above written. Facsimile counterparts executed by either party hereto shall be deemed an original for all purposes.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first set out above.

"Company"                        NORTH AMERICAN TECHNOLOGIES
                                 GROUP, INC.


                                 By:
                                    -------------------------------------
                                    Tim B. Tarrillion
                                    President and Chief Executive Officer

"Optionee"                       JOHN W. PARROTT


                                 ----------------------------------------

                                  APPENDIX A

                        NOTICE OF STOCK OPTION EXERCISE

     Pursuant to that certain Stock Option Agreement, dated as of ____________, 1995, as amended to date (the "Agreement"), by and between North American Technologies Group, Inc., a Delaware corporation (the "Company"), and the undersigned, and subject to the vesting periods set forth therein, the undersigned hereby irrevocably elects to exercise an option to acquire ________________ shares of _____________________________, at an exercise price of $____ per share, or an aggregate purchase price of $__________. Enclosed herewith is a certified check or cashier's check made payable to the order of the Company in the amount of the aggregate purchase price set forth in the preceding sentence [or, if, applicable: "; provided, however, that $________ of such purchase price therefor is hereby paid by the delivery to the Company of ______ shares of Common Stock represented by certificate no(s) ___________, duly endorsed for transfer or accompanied by a blank stock power, all in accordance with the terms and provisions of the Agreement"]. Each capitalized terms used herein, unless otherwise defined, has the meaning given such term in the Agreement.

     The undersigned hereby represents and agrees that the Exercise Shares purchased pursuant hereto are being purchased for investment and not with a view to the distribution or resale thereof, and that the undersigned understands that said Exercise Shares have not been registered under the Securities Laws.

     The undersigned requests that a certificate for the Exercise Shares be issued in the name of: ______________________________________
                        ______________________________________
                        ______________________________________
                        [Please print name, address]


                        Address of Optionee (if different from above):

                        _________________________________
                        _________________________________
                        _________________________________


                        Dated:___________________________

                        Name of Optionee:     _________________________________
                        Optionee's Signature:  ________________________________